UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2017

pSivida Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 27, 2017, the Board of Directors (the “Board”) of pSivida Corp. (the “Company”) increased the number of directors of the Board to seven and appointed Kristine Peterson to serve as a director and as a member of the Governance and Nominating Committee and the Audit and Compliance Committee of the Board. Ms. Peterson has extensive pharmaceutical experience, having served as the Chief Executive Officer of Valeritas (2009-2016), a publicly-traded commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes. She was also Company Group Chair of Johnson & Johnson’s biotech groups (2006-2009), where she oversaw the research, development, manufacturing and commercialization of oncology, immunology, and other biotechnology therapeutics.

In accordance with the Company’s current non-executive director compensatory arrangements, Ms. Peterson received an initial grant, subject to shareholder approval in accordance with Australian Securities Exchange Listing Rules, of an option to purchase 40,000 shares of the Company’s common stock, which will vest and become exercisable in three equal installments on the first, second and third anniversaries of grant.

There is no arrangement or understanding between Ms. Peterson and any other person pursuant to which Ms. Peterson was elected as a director. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Ms. Peterson has a direct or indirect material interest.

A copy of the Press release announcing Ms. Peterson’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Short Term Incentive Plan

On June 27, 2017, the Compensation Committee of the Board (the “Compensation Committee”) adopted a Short Term Incentive Plan (the “STIP”), which sets forth the terms of cash incentive bonus opportunities for employees of the Company. The STIP is designed to provide a short-term cash incentive opportunity to the Company’s executive officers and employees for the achievement of specific corporate and individual performance goals during each applicable plan year.

Under the STIP, participating employees are eligible to receive cash bonus awards that are determined based on the achievement of weighted performance measures consisting of the achievement of certain corporate goals for the applicable plan year and an evaluation of individual performance measured against pre-established individual performance goals for the applicable plan year. The Company’s Chief Executive Officer recommends corporate goals for the applicable plan year and such goals are reviewed and approved by the Compensation Committee.

The foregoing description of the STIP is not complete and is qualified in its entirety by reference to the STIP, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	pSivida Short Term Incentive Plan.

99.1	Press Release dated June 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

By:	/s/ Nancy Lurker
Nancy Lurker
President and Chief Executive Officer

Date: June 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	pSivida Short Term Incentive Plan.

99.1	Press Release dated June 28, 2017.